Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


               DATE OF EARLIEST REPORTED EVENT - APRIL 5, 1999



                                FAB GLOBAL, INC.
             (Exact name of Registrant as specified in its charter)




         Georgia                    0-15900                  #59-3461241
(State or other jurisdiction of   (Commission               (IRS Employer
incorporation or organization)   File Number)          Identification Number)


                             50 Broadway, 14th floor
                            New York, New York 10004
              (Address of Registrant's principal executive offices)


                                (212) 785-5000
             (Registrant's telephone number, including area code)


                                (212) 785-3232
             (Registrant's facsimile number, including area code)


                                  1612 OSCEOLA
                               CLEARWATER, FLORIDA
         (Former name or former address, if changed since last report)

                                INTRODUCTORY NOTE

     Unless otherwise indicated, all information in this Current Report on Form 8-K (the "Report") has been adjusted to reflect a 1-for-18 reverse stock split effected April 2, 1999 and a business combination that closed on April 5, 1999. References to "Marci" refer to the company before the business combination and references to "FAB Global," the "Company," "we," "us" and "our" refer to FAB Global, Inc. and its subsidiaries after the combination.

     Our quarterly and annual operating results will be affected by a wide variety of factors that could materially and adversely affect our actual results. These factors include, but are not limited to:

(1) Changes in general economic and market conditions; (2) Fluctuations in the U.S. and foreign securities markets; (3) Changes in interest rates and the demand for investment services; (4) Changes in the nature of our business resulting from the introduction of new products and services;
(5) Competition from other firms who offer competitive services or lower commission rates;
(6) General declines in the market for venture capital and emerging company investments;
(7) Changes in regulatory requirements; and (8) Risks related to the year 2000.

     As a result of these factors and others, our future operating results may fluctuate on a quarterly or annual basis. Such fluctuations could materially and adversely affect our business, financial condition, operating results, and stock price.

     This report and other documents that we file with the Securities and Exchange Commission (the "SEC") contain forward-looking statements about our business. These forward-looking statements are subject to many risks and uncertainties. Therefore, actual results may differ significantly from the forward-looking statements. Except as specified in SEC regulations, we have no duty to release information that updates the forward-looking statements contained in this Report. An investment in our stock involves various risks, including those mentioned above and described elsewhere in this Report. Additional risks will be disclosed from time to time in our future SEC filings.

ITEM 1.CHANGE IN CONTROL OF REGISTRANT

     General. FAB Global Inc. is a Georgia corporation formerly known as Marci International Imports, Inc. Marci conducted an initial public offering in February 1987 pursuant to a Form S-18 Registration Statement under the Securities Act of 1933 (the "Securities Act"). In connection with an application to list its Common Stock on the NASDAQ system, Marci also registered its Common Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). As a result of a 1989 bankruptcy proceeding, Marci became an inactive shell that had with no material assets, liabilities or business activities. Marci remained inactive until June 1998 when its stockholders approved a plan of reorganization proposed by Capston Network Company of Clearwater, Florida ("Capston"). This plan of reorganization authorized Capston to seek a suitable business combination opportunity for Marci, authorized a series of changes in Marci's corporate structure, and provided for stock-based compensation to Capston and others for services rendered and to be rendered in connection with the implementation of the plan of reorganization. Capston and its president Sally A. Fonner, who also serves as our sole director, began actively seeking a business combination opportunity for Marci in the summer of 1998. After investigating a number of potential opportunities for Marci, Capston negotiated a business combination transaction (the "Transaction") with FAB Capital Corporation, an Idaho corporation ("FAB Capital") and Western Union Leasing Ltd., a trust organized under the laws of the United Kingdom ("Western"). Pursuant to the terms of a written reorganization agreement dated April 5, 1999, FAB Capital agreed to transfer all of its interest in FAB Securities of America, Inc. ("FAB Securities"), FAB Finanz- und Anlagen-Beratung und Vermittlung GmbH ("FAB Germany"), FAB Corporate Funding, Inc. ("FAB Corporate Funding"), FAB Capital Markets, Inc. ("FAB Capital Markets"), FAB Futures, Inc. ("FAB Futures"), and Momentum Capital Funding Corp. ("Momentum"), together with 775,180 shares of King's Road Entertainment, Inc. (Nasdaq: KREN), to Marci in exchange for 10,000,000 shares of common stock. Concurrently, Western agreed to transfer 266,418 shares of King's Road Entertainment and 500,000 shares of Metropolitan Worldwide, Inc. (OTC BB: MWWM) to Marci in exchange for 1,400,000 shares of Common Stock. In this Report, the properties transferred to Marci by FAB Capital and Western are sometimes referred to collectively as the "Transaction Properties."

     The Transaction. Marci acquired the Transaction Properties in a business combination that was structured as a reverse takeover, or "RTO." In connection with the Transaction, FAB Capital and Western Union agreed to exchange the Transaction Properties for newly issued stock of Marci. Before the Transaction, Marci had no material assets, liabilities or business operations. No relationship existed between Marci and FAB Capital or Western before the Transaction. No funds of Marci were spent to acquire the Transaction Properties. As consideration for the Transaction Properties, Marci issued shares of Common Stock to FAB Capital and Western. The number of shares issued by Marci in the Transaction was determined by arms-length negotiation between the parties.

     Until April 2, 1999, Marci had 5,181,085 shares of common stock ("Old Common") issued and outstanding. In preparation for the Transaction, Marci changed its name to FAB Global, Inc. It also effected a "reverse split" where the Old Common was consolidated in the ratio of one post-consolidation share ("Common Stock") for every eighteen (18) shares of Old Common, provided, that no stockholder's ownership was reduced to fewer than 100 shares of Common Stock if that stockholder owned at least 100 shares of Old Common on April 2, 1999. In connection with the Transaction, Marci agreed to acquire all of FAB Capital's interest in the Transaction Properties in exchange for 10,000,000 shares of Common Stock and all of Western's interest in the Transaction Properties in exchange for 1,400,000 shares of Common Stock. In addition, Marci agreed to issue 1,020,000 shares of Common Stock to certain consultants and advisors (including 300,000 shares of Common Stock issued to persons designated by Capston, 150,000 shares of Common Stock issued to legal counsel for the parties and 570,000 shares of Common Stock issued to certain financial consultants). The Transaction closed on April 5, 1999. Taking all of the stock issuances into account, there are approximately 12,720,000 shares of Common Stock issued and outstanding on the date of this Report. The shares of Common Stock issued to FAB Capital and Western constitute approximately 90% of our outstanding Common Stock.

     Principal Stockholders. The following table sets forth the number of shares of Common Stock owned, as of the date of this Report, by (i) each executive officer and director, (ii) all executive officers and directors as a group, and
(iii) each other person who owns of record or own beneficially, more than five percent (5%) of our outstanding Common Stock.

Name and Address of Beneficial Owner                          Shares     Percent
                                                               Owned    of Class

FAB Capital Corp.                                         10,000,000       78.6%
50 Broadway, 14th floor
New York, New York 10004

Western Union Leasing Corp. (1)                            1,400,000       11.0%
10 Greycoat Place
1 Premier House
London SW1 England.

Christophe Martin, (1)                                     1,400,000       11.0%
Rothhaus Street 1
67348 Bad Hamburg Germany

Phillip G. Cook (1)(2)(3)(4)                              12,000,000       90.1%

David W. Dube (2)(3)                                      10,000,000       89.6%

Randy M. Strausberg (2)(3)                                10,000,000       89.6%

Executive Officers and Directors as a Group (4 persons)   12,000,000       90.1%

(1) Western is a trust organized under the laws of the United Kingdom. Western's sole trustee is Christophe Martin, who disclaims any beneficial interest in the Common Stock held by Western. Phillip G. Cook is a reversionary beneficiary of the trust and may be deemed to be the beneficial owner of the shares of Common Stock held by Western.
(2) c/o FAB Global, Inc., 50 Broadway, 14th floor, New York, New York 10004. (3) Messrs. Cook, Dube and Strausberg are all directors and executive officers of FAB Capital and may be deemed to be beneficial owners of the shares of Common Stock held by FAB Capital.
(4) Includes presently exercisable options to purchase 600,000 shares of Common Stock at a price of $1 per share that were granted in consideration of Mr. Cook's agreement to reduce his cash salary to $100,000 per year until January 1, 2000.

     New Management Team. In connection with the closing of the Transaction, Sally A. Fonner appointed six persons designated by FAB Capital and Western to serve as executive officers of FAB Global. Our new executive officers, and the positions held by each such executive officer are set forth below. It is anticipated that our current executive officers will continue to serve in such capacities for the foreseeable future.

            Name                   Age          Position
      Phillip G. Cook........       45          Chief Executive Officer
      Randy M. Strausberg....       50          Chief Operating Officer
      David W. Dube..........       43          Chief    Financial    Officer,
                                                Treasurer
      Steven Strauss.........       47          Controller
      David Parsons..........       46          General Counsel
      Judith L. Kaufman......       58          Secretary

     Under the terms of the Transaction, FAB Capital and Western have the right to replace the current board of directors with their own nominees. FAB Capital and Western have nominated Phillip G. Cook, David W. Dube and Randy M. Strausberg to serve as directors of FAB Global (the "New Directors"). The proposed changes in our board of directors will not become effective and the New Directors will not assume office until 10 days after we file an Information Statement and Notice of Change in the Majority of the Board of Directors with the SEC and send copies of the Notice to our stockholders. At that time, Sally
A. Fonner will appoint the New Directors and then resign as a director. Thereafter, the New Directors will manage our business.

     Phillip G. Cook was appointed Chief Executive Officer of our Company on April 5, 1999. He has also been nominated to serve as a New Director. Mr. Cook is an Australian national who has served as the president and chief executive officer of FAB Capital since March 1998 and as a self-employed investment banking consultant since 1986. Mr. Cook serves as chairman of the board of directors of Essential Resources, Inc. (OTC BB: ESRS) since December 1995 and as chairman of the board of directors of King's Road Entertainment, Inc. (Nasdaq: KREN) since November of 1998. Mr. Cook is also the licensed principal of FAB Germany.

     Randy M. Strausberg was appointed Chief Operating Officer of our Company on April 5, 1999. He has also been nominated to serve as a New Director. Mr.
Strausberg has served as the chief operating officer of FAB Capital since September 1998. Before joining FAB Capital, Mr. Strausberg served for one year as the director of fixed income trading in the New York Office of Credit Lyonnais, one year as a senior vice president, proprietary trading in the New York office of HSBC Securities, one year as a senior vie president, manager of fixed income in the New York office of Commerzbank Capital Markets and one year as a vice president, treasury department in the New York office of Bank Austria. Previously, Mr. Strausberg accumulated 14 years of experience as an employee and/or principal of several securities firms. Mr. Strausberg is a 1970 graduate of Brooklyn College, City University of New York (BS in Economics) and a 1974 graduate of New York University Graduate School of Business (MBA). Mr. Strausberg holds various securities and commodities licenses including Series 3,4,7,24, 27, 53, 55 and 63.

     David W. Dube was appointed Chief Financial Officer of our Company on April 5, 1999. He has also been nominated to serve as a New Director. Mr. Dube has served as the chief financial officer of FAB Securities and its affiliates since September 1997. Before joining FAB Securities, Mr. Dube served for one year as the president and chief executive officer of Optimax Industries, Inc., a publicly-held company with interests in the horticultural, decorative giftware and truck parts accessories industries. Previously, Mr. Dube worked for six years as the principal of Dube & Company, a financial consulting firm. Mr. Dube currently serves as a director of King's Road Entertainment (Nasdaq: KREN), New World Wine Group, Ltd. (OTC BB:
CORK),  Safe Science,  Inc.  (Nasdaq:  SAFS) and Helmstar  Group,  Inc. (AMEX:
HLM). He also serves as a director of Meyers Capital Management LLC, a privately-held registered investment advisory firm that manages the Meyers Pride Value Fund ("MYPVX"). Mr. Dube is a 1977 graduate of Suffolk University (BS in Business Administration), a 1980 graduate of Bentley College (MS in Accountancy) and a 1995 graduate of Suffolk University (MS in Taxation). Mr. Dube is licensed to practice as a Certified Public Accountant and holds various general and principal securities licenses including Series 7, 24 and 63.

     Steven Strauss was appointed Controller of our Company on April 5, 1999. Before joining the Company, Mr. Strauss served for two years as an accounting and internal control consultant for Majek Fire Protection, Inc. and for one year as chief financial officer of Citizen's Mortgage Service Co., a subsidiary of the publicly-held Helmstar Group, Inc. Previously, Mr. Strauss served for four years as the treasurer and chief financial officer for Hart Mortgage Corp. Mr. Strauss is a 1973 graduate of Pennsylvania State University (BA in Political Science) and a 1975 graduate of Temple University (MBA in Accounting). Mr. Strauss has been licensed to practice as a Certified Public Accountant since 1977 and is a member of the American and Pennsylvania Institutes of Certified of Certified Public Accountants.

     David W. Parsons was appointed General Counsel of our Company on April 5, 1999. Mr. Parsons has served as the general counsel of FAB Securities since July of 1997. Before joining FAB Securities, Mr. Parsons served for three years as general counsel for Marsh Block & Co. and he previously served as special counsel for financial affairs at Antioch College. Mr. Parsons has twenty years experience in the field of securities law including four years with the Division of Enforcement of the Securities and Exchange Commission and three years with the Antifraud Department of the National Association of Securities Dealers. Mr. Parsons is a 1975 graduate of New College, Sarasota, Florida (BA in Political Science) and a 1979 graduate of the Georgetown University Law Center (JD Cum Laude).

     Judith L. Kaufman was appointed Secretary of our Company on April 5, 1999. Ms. Kaufman has served as the secretary/treasurer of FAB Capital since May 1998. Before joining FAB Capital, Ms. Kaufman served for one year as the secretary/treasurer and human resources administrator for Manhattan Merchant Funding Corp. Previously, Ms. Kaufman worked for 13 years as a licensed real estate broker.

     In connection with the plan of reorganization approved by Marci's stockholders, certain persons designated by Capston received 300,000 shares of Common Stock for administrative and management services. Ms. Fonner received 96,400 of shares of Common Stock for her personal account. In addition, 150,000 shares of Common Stock were issued to legal counsel for Capston for services rendered since 1996. A total of 570,000 shares of Common Stock were issued to a single finder who assisted in the identification of FAB Capital and Western as potential business combination candidates, the introduction of FAB Capital and Western to Marci, the collection and analysis of due diligence information on FAB Capital and Western, and other financial consulting and advisory services. All shares of Common Stock issued to designees of Capston, legal counsel for Capston and the finder were registered prior to issuance on a Form S-8 Registration Statement under the Securities Act of 1933. We believe that each of these transactions were on terms that were no less favorable than we could have obtained in transactions with unrelated third parties.

ITEM 2....ACQUISITION OR DISPOSITION OF ASSETS

Summary Description of Transaction Properties

     Marci acquired the Transaction Properties in exchange for 11,400,000 shares of Common Stock. The following provide a summary description of the Transaction
Properties:

Transaction Properties Contributed by FAB Capital Corp.
in exchange for 10,000,000 shares of Common Stock

     FAB Securities of America, Inc.                 100% Equity Ownership
     FAB Finanz- und Anlagen- Beratung und Vermittlung GmbH100% Equity Ownership
     Momentum Capital Funding Corp.                  100% Equity Ownership
     FAB Capital Markets, Inc.                       100% Equity Ownership
     FAB Corporate Funding, Inc.                     100% Equity Ownership
     FAB Futures, Inc.                               100% Equity Ownership
     King's Road Entertainment (Nasdaq: KREN)        775,180 common shares

Transaction Properties Contributed by Western Union Leasing Ltd.
in exchange for 1,400,000 shares of Common Stock

     King's Road Entertainment (Nasdaq: KREN)        266,418 common shares
     Metropolitan Worldwide (OTC BB: MWWM)           500,000 common shares

     FAB Securities is a full service NASD member broker-dealer with offices in New York. FAB Securities has approximately 50 employees including 20 administrative and compliance staff members and approximately 30 registered representatives.

      FAB Germany is a German Broker/Dealer firm with offices in Frankfurt, Dresden, Dusseldorf, Ausberg and Schoenberg. FAB Germany has approximately 270 employees including 20 administrative and compliance staff members and approximately 250 retail brokers.

     Momentum develops and implements training and support for all trading platforms and provides Internet access to the clients of FAB Securities and FAB Germany. In addition it is charged with developing our proposed on-line day-trading system. Momentum has a full time staff of three and contracts with third parties for additional staff when required.

     FAB Capital Markets is a newly organized equity and fixed income research organization that develops and distributes our market and corporate research publications. In addition, this division functions as a conduit of information and ideas to the institutional marketplace.

     FAB Corporate Funding is a newly organized merchant banking concern that will undertake the development of financial products (i.e. IPO's; Private Placements; Secondary Offerings; etc.) that may be sold through FAB Securities and FAB Germany. FAB Corporate Funding has offices in New York and San Diego and currently employs a staff of eight persons.

     FAB Futures is a newly organized derivative broker that is presently inactive while awaiting the requisite licenses and establishing necessary clearing arrangements.

     Kings Road Entertainment develops, finances and produces motion pictures for subsequent distribution in theaters, on pay-per view, network and syndicated television, on home video, and in other ancillary media. The shares of King's Road will be held for investment.

     Metropolitan Worldwide is engaged in the business of providing management services to fashion models, recording artists and commercial actors throughout Germany and the rest of the world. The shares of Metropolitan Worldwide will be held for investment.

Introduction to Our Business

     FAB Global is a holding company that conducts its business activities through six wholly-owned subsidiaries. FAB Securities and FAB Germany have been actively involved in the securities brokerage business for several years. In the fall of 1998, we developed a new business plan to meet the demanding requirements of sophisticated individual and institutional investors worldwide. Our principal goal is to establish FAB Global as a leader in the use of information and Internet technology to facilitate capital formation and investment transactions. Under the new business plan, our current and planned activities have been organized into six principal operating units:

o Electronic Trading--Momentum has been organized to develop, operate and manage a variety of proposed electronic stock trading platforms. The first of the proposed electronic trading platforms, FABTRADE.com, will compete in the rapidly evolving on-line discount brokerage market and focus primarily on the needs of individual retail investors. Our second proposed electronic trading platform, "FABSTOCKPRO.com", will provide more robust information and order execution capabilities, and focus
     primarily  on  the  needs  of  professional  "day  traders."   Initially,
     FABSTOCKPRO  will only be available to persons who choose to operate from
     one  of  our  5  proposed  day  trading  centers.   Once  FABSTOCKPRO  is
     thoroughly tested and refined, we intend to provide information and order execution services to professional day-traders worldwide over the Internet. We are also working to develop an information and order execution system that will give institutional investors the power to manage their own trading activities.

     All of our electronic trading platforms are being developed in English, German, French and Spanish and we intend to add Asian language capabilities in the near future. Our ultimate goal is to create a series of user specific on-line trading platforms that will give individual and institutional investors real time access to the principal global financial markets 24 hours a day. If we are successful in these efforts, we believe we will be the only on-line brokerage firm with the ability to give our customers immediate real time access to a global investment portfolio.

     Given the competitive nature of online trading and the rapid advances in Internet related technology, Momentum has acquired ownership of a number of Internet domain names related to various classes of investments that will be activated in the near future and used primarily as "harvesting tools" that will direct potential clients to our principal trading sites. These domain names include.

     Mutual Funds:

       Mutualfundinvestments.net
       Noloadmutualfunds.net
       Loadmutualfunds.com

     Fixed Income Securities:

       USTreasuryzerocoupons.com
       USTreasurybond.com
       Mortgagebackedbonds.com
       InterestIncome.com
       InterestIncome.net
       USTreasurystrips.com
       Municipalbondmarket.com
       Eurocurrencybonds.com
     Equities and Options:

       OTCmarketmaker.com
       OTCequitytrading.com

     Retirement Planning:

       401kpensionplan.com
       Lifeinsuranceannuity.com

     Derivatives:

       Oilderivatives.com
       Crudeoilproducts.com
       Eurocurrencytrading.com

o Securities Brokerage--FAB Securities and FAB Germany provide traditional brokerage and related services to retail and institutional investors in the U.S. and Germany. FAB Securities of America, Inc. is a member of NASD and Amex. FAB Securities of America, Inc. and FAB GmbH provide traditional brokerage and related services to retail and institutional investors in the U.S. and Germany. FAB Securities offers a wide range of investment services at commission rates that are competitive with similarly situated brokerage firms. We believe that the financial unification of Europe will create significant opportunities for U.S. style retail securities brokerage firms. Since April of 1998, FAB Germany has grown from a staff of 2 to over 250 retail brokers and we intend to establish additional European affiliates in the United Kingdom, France and Spain within the next 12 months.

o Equity, Fixed Income and Market Research--FAB Capital Markets will provide equity research and analysis that focuses on emerging companies and growth industries in the U.S., Germany and other world markets. As a boutique equity research and analysis organization, FAB Capital Markets will strive to become an industry leader in the identification and analysis of companies and industries that can be expected to achieve above average rates of growth and equity appreciation. Additionally, FAB Capital Markets will provide general research on macroeconomic factors affecting interest rates and trade ideas to institutional investors.

o    Investment  Banking--FAB  Corporate  Funding  will  manage  our  worldwide
     investment  banking  and  merchant  banking  activities.   FAB  Corporate
     Funding will be active in the development of a full range of investment products focusing on emerging companies and growth industries including Internet and computer technology, biotechnology and life sciences, media and entertainment, and energy. These investment products, which will include venture capital investments, private placements, initial public offerings, secondary public offerings and managed investment funds, will be offered for sale through FAB Securities, FAB Germany and our proposed European subsidiaries, and may be offered through other foreign and domestic brokerage firms.

o    Derivative  Brokerage--FAB  Futures  has been  organized  to  provide  full
     service   and   on-line   discount   commodities   brokerage   services  to
     sophisticated individual and institutional investors world-wide.

o Principal Trading and Investments--The Registrant is actively involved in merchant banking and principal trading for its own account. These activities include venture capital investments in early stage companies, merchant banking transactions, private placements, mergers and acquisitions consulting, day trading on the principal world securities markets and medium term investments in emerging companies and growth industries.

     Through our six operating units, FAB Global intends to provide a full range of office-based and on-line investment services to sophisticated individual and institutional investors who require direct access to the world equity markets. By focusing on emerging companies, growth industries and the global market, FAB Global will endeavor to differentiate itself from its competitors and establish a boutique clientele of high net worth individual and institutional investors who require a wide variety of analytical and brokerage services, and demand hands-on trading and order execution capabilities that are not generally available through similar sized competitive firms in the securities brokerage, commodities brokerage, merchant banking and investment banking industries

Certain Important Risk Factors.

     We have a limited operating history and we may incur losses as our business expands. We have a limited operating history upon which to evaluate the merits of investing in our common stock. Our prospects are subject to the risks, expenses and uncertainties encountered by companies in the new and rapidly evolving markets for Internet-based investment products and services. These risks include the failure to continue to develop and extend our on-line service capabilities, the rejection of our services by Internet users or vendors, our inability to maintain and increase traffic on our proprietary web-sites, increased competition and the ability to attract, retain and motivate qualified personnel. We may not be successful in addressing such risks, and our business and financial condition could suffer. Our prospects are also subject to the risks encountered by companies in the investment banking business.

     Our limited operating history and the uncertain nature of the markets we address make it difficult or impossible to predict future results of operations. Therefore, our recent revenue growth should not be an indicator of the rate of revenue growth, if any, we can expect in the future.

     Our business may be adversely affected if our electronic trading platforms do not become operational. The FABTRADE.com and FABSTOCKPRO.com electronic trading platforms are not yet operational. The principal reason for this has been that Momentum is still engaged in developing the technical capacity and interfaces necessary to enable them to effectively operate and manage the proposed trading platforms. There can be no assurance that Momentum will successfully complete development of the FABTRADE.com and FABSTOCKPRO.com electronic trading platforms, and the interfaces necessary to operate and manage the proposed trading platforms.

     We may incur losses and liabilities in the course of business that could prove costly to defend or resolve. The brokerage and investment banking business involves significant economic risks. Brokerage and investment banking firms face significant legal risks in the U.S., and the volume and amount of damages claimed in lawsuits against financial intermediaries are increasing. These risks include potential liability under federal and state securities and other laws for allegedly false or misleading statements made in connection with securities offerings and other transactions. We also face the possibility that customers or others will claim that we improperly failed to apprise them of applicable risks or that they were not authorized or permitted under applicable corporate or regulatory requirements to enter into transactions with us and that their obligations to us are not enforceable. These risks often may be difficult to assess or quantify and their existence and magnitude often remain unknown for substantial periods of time. We may incur significant legal expenses in defending against litigation. We expect to be active in the underwriting of initial public offerings and follow-on offerings of the securities of emerging and mid-size growth companies, which often involve a high degree of risk and volatility. Substantial legal liability or a regulatory action against us could have a material adverse financial effect on us.

     Our planned electronic trading platforms are subject to risks associated with development, enhancement and proper functioning, and may never meet their performance expectations. We intend to invest substantial amounts of time and capital in the development and introduction of our FABTRADE.com and FABPRO.com electronic trading platforms. This investment is subject to the following risks:

o Our software is still in the development phase, and any delays in development or problems discovered in the testing of the software could result in significant delays. We cannot assure you that we will complete development of a product that provides secure and dependable technology and meets performance expectations. In addition, our technology will require continual enhancements if we are to maintain a competitive edge. Accordingly, we will need to make substantial ongoing investments in software design and development.

o We cannot assure you our proposed electronic trading platforms will attract a critical mass of trading activity to ensure a commercially viable electronic trading operation.

o Our retail brokerage and investment banking groups currently focus on raising capital from traditional institutional and venture capital sources  and  strategic  investors.  In the  future,  we plan to  offer a variety of investment products to high net worth individuals and institutional investors. This may not be feasible. In particular, our proposed affiliates in the United Kingdom, France and Spain have not yet been established and we cannot assure you as to how much money we can raise or how quickly we can raise those funds. Once our proposed affiliates are established, they may not be successful. Failure of our proposed European affiliates may impair our ability to establish additional offices in the future.

o We may not be able to expand our business internationally, and if we do, we face risks relating to international operations and regulations.

o A component of our strategy is our planned increase in efforts to attract more international customers and business partners. We are currently exploring business opportunities in United Kingdom, France and Spain, and intend to explore additional opportunities in Asia and Europe. We cannot assure you that we will be able to successfully market our services and products in international markets. In addition, in doing business in international markets, we face risks, such as unexpected changes in regulatory requirements, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, political instability, fluctuations in currency exchange rates, reduced protection for intellectual property rights in some countries, seasonal reductions in business activity during the summer months in Europe and certain other parts of the world and potentially adverse tax consequences, any of which could adversely impact our international operations.

     We may not be able to keep up in a cost-effective way with rapid technological change. The financial services industry is characterized by rapid technological change, changes in customer requirements, frequent new service and product introductions and enhancements and evolving industry standards. Our future success will depend, in part, on our ability to develop technologies and enhance our existing services and products. We must also develop new services and products that address the increasingly sophisticated and varied needs of our customers and prospective customers. We must respond to technological advances and evolving industry standards and practices on a timely and cost-effective basis. The development and enhancement of services and products entails significant technical and financial risks. We may not (1) effectively use new technologies, (2) adapt services and products to evolving industry standards or
(3) develop, introduce and market service and product enhancements or new services and products. In addition, we may experience difficulties that could delay or prevent the successful development, introduction or marketing of these services and products, and our new service and product enhancements may not achieve market acceptance. If we encounter these problems, our business, financial condition and operating results will be materially adversely affected.

     Periods of declining prices, inactivity or uncertainty in the public or private equity markets may adversely affect our revenues. Our revenues are likely to be lower during periods of declining prices or securities market inactivity in the sectors on which we focus. Our business is particularly dependent on the public and private equity markets for companies in the Internet, biotechnology, entertainment and energy industries. The public markets have historically experienced significant volatility not only in the number and size of share offerings, but also in the secondary market trading volume and prices of newly issued securities. For example, the market for offerings by companies in the Internet industry has recently experienced significant activity while the market for offerings by energy companies has been almost non-existent. This recent activity may not sustain its current levels. Activity in the private equity markets frequently reflects the trends in the public markets. As a result, our revenues from private capital raising activity may also be adversely affected during periods of declining prices or inactivity in the public markets.

     The growth in our revenues will depend largely on a significant increase in the number and size of transactions by companies in our targeted industries and by the related increase in secondary market trading for these companies. Financing activity in these industries can decline for a number of reasons. Such activity may also decrease during periods of market uncertainty occasioned by concerns over inflation, rising interest rates and related issues. Disappointments in quarterly performance relative to analysts' expectations or changes in long-term prospects for an industry can also adversely affect capital raising activities to a significant degree.

     We may not be able to service and maintain marketing relationships with portal entities and Web content companies, which may adversely affect our business growth. Our strategy for expanding brand recognition and exposure depends to some extent on the portal market and Web content companies. We plan to enter into marketing agreements with portal entities and Web content companies that will permit us to advertise our products and services on their Web pages. We plan to access a larger and broader potential customer base by disseminating proprietary information, such as our stock offerings, investment research and the quote and execution streams for FABTRADE.com and FABPRO.com over the Internet. If we cannot secure or maintain these marketing agreements on favorable terms, our prospects could be harmed. Additionally, other online brokers, which advertise on portals, may object to and attempt to undermine our marketing agreements or relationships. If successful, the efforts of competing brokers could materially and adversely affect our growth.

     We may not be able to protect our intellectual property rights, which may cause us to incur significant costs. Our business is dependent on proprietary technology and other intellectual property rights. We rely primarily on copyright, trade secret and trademark law to protect our technology. We currently have no patents. These concepts and technologies may never be patentable. In addition, effective trademark protection may not be available for our concepts and technologies. Notwithstanding the precautions we have taken, a third party may copy or otherwise obtain and use our software or other proprietary information without authorization or may develop similar software independently. Policing unauthorized use of our technology is difficult, particularly because the global nature of the Internet makes it difficult to control the ultimate destination or security of software or other data transmitted. The laws of other countries may afford us little or no effective protection of our intellectual property. The steps we have taken may not prevent misappropriation of our technology or the agreements entered into for that purpose may not be enforceable. In addition, litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Such litigation could result in substantial costs and diversions of resources, either of which could have a material adverse effect on our business, financial condition and operating results.

     Our success is dependent on our key personnel whom we may not be able to retain, and we may not be able to hire enough additional qualified personnel to meet our growing needs. Our business requires the employment of highly skilled personnel. The recruitment and retention of experienced investment professionals and proficient technologists are particularly important to our performance and success. We have "key person" life insurance policies on Phillip G. Cook and Randy M. Strausberg. The loss of the services of any of our key personnel or the inability to recruit and retain experienced investment professionals and proficient technologists in the future could have a material adverse effect on our business, financial condition and operating results. We expect further growth in the number of our personnel, particularly if markets remain favorable to on-line investment transactions. Competition for such personnel is intense. Our ability to compete effectively in our business depends on our ability to attract and retain the quality personnel our operations and development require.

     We may have difficulty effectively managing our growth. We expect our business to develop rapidly both in the U.S. and international markets. Our current senior management has limited experience managing a rapidly growing enterprise and may not be able to manage our growth. The intensifying competition we face from both established and recently formed entities may adversely affect our revenues and profitability. We expect to encounter intense competition in all aspects of our business, and we expect this competition to increase. Our principal competitors include traditional investment banking and brokerage firms, and a number of newly organized electronic brokerage firms, many of which offer investment products through the Internet. In the context of online distributions of public offerings, we expect to face significant competition from brokerage firms such as Charles Schwab, Fidelity Brokerage Services, E*Trade ("EGRD") and Wit Capital, among others, which offer equity securities through the Internet. In our online brokerage business, we expect to encounter direct competition from discount brokerage firms and online brokerage firms, including Charles Schwab ("SCH"), Fidelity Brokerage Services ("FLCSX"), Waterhouse Investor Services ("WTMXX"), Muriel Siebert ("SIEB") and Dateq Online ("DATQ"), and from full-service brokerage firms such as Morgan Stanley Dean Witter ("AMVAX"), Paine Webber ("PFICX"), Donaldson, Lufkin & Jenrette ("DLJ") and Merrill Lynch ("MRL"). Most of these investment banking and brokerage firms have been established far longer and are far better capitalized and staffed than we are, and have much larger, established customer bases than we do.

     Operational risks may disrupt our business or limit our growth. Our business is highly dependent on information processing and telecommunications systems. We face operational risks arising from mistakes made in the confirmation or settlement of transactions or from transactions not being properly booked, evaluated or accounted for. Our business is highly dependent on our ability, and the ability of our clearing firm, to process, on a daily basis, a large and growing number of transactions across numerous and diverse markets. Consequently, our clearing firm and we rely heavily on our respective financial, accounting, telecommunications and other data processing systems. If any of these systems do not operate properly or are unavailable due to problems with our physical infrastructure, we could suffer financial loss, a disruption of our business, liability to clients, regulatory intervention or damage to our reputation. In addition, we face operational risks due to difficulties with our telecommunications system's inability to handle the high level of customer inquiries. The inability of our systems to accommodate an increasing volume of transactions could also constrain our ability to expand our businesses. We have experienced disruptions in our Web site service due to failures in our telecommunications system and our Web servers, which have resulted in customer frustration. We are currently upgrading and expanding the capabilities of our data and telecommunications systems and other operating technology. We expect that in the future we will need to continue to upgrade and expand our systems infrastructure. We intend to expand our telecommunications system capacity in order to better ensure customer satisfaction.

     If we fail to comply with applicable laws and regulations, we may face penalties or other sanctions that may be detrimental to our business. When enacted, the Securities Act of 1933, which governs the offer and sale of securities, and the Securities Exchange Act of 1934, which governs, among other things, the operation of the securities markets and broker-dealers, did not contemplate the conduct of a securities business through the Internet. Uncertainty regarding the application of these laws and other regulations to our business may adversely affect the viability and profitability of our business. If we fail to comply with an applicable law or regulation, government regulators and self regulatory organizations may institute administrative or judicial proceedings against us that could result in censure, fine, civil penalties (including treble damages in the case of insider trading violations), the issuance of cease-and-desist orders, the loss of our status as a broker-dealer, the suspension or disqualification of our officers or employees or other adverse consequences. The imposition of any material penalties or orders on us could have a material adverse effect on our business, operating results and financial condition.

     If we engage in market-making or proprietary trading activities in the future, we will face increased risks, which could be harmful to our business. We currently engage in market-making and proprietary trading for our own account. These activities involve significant risks of changes in the market prices of such securities and of decreases in the liquidity of the securities markets. These risks, in turn, could limit our ability to resell securities purchased or to repurchase securities sold short. In addition, our market making and trading activities subject our capital to significant risks that other parties to the transactions will fail to perform their obligations. From time to time, we may establish short positions during the course of our trading activities. It is a characteristic of short positions that any loss sustained on closing out the position may exceed the liability related thereto as reflected on our financial statements.

     We may not be able to secure financing if we need it in the future. We may require additional financing to support our planned expansion, develop new or enhanced services and products, respond to competitive pressures, acquire complementary businesses or technologies or respond to unanticipated requirements. We can give stockholders no assurance that additional financing will be available when needed on favorable terms, if at all.

     Employee misconduct could harm us and is difficult to detect and deter. There have been a number of highly publicized cases involving fraud or other misconduct by employees in the financial services industry in recent years, and we run the risk that employee misconduct could occur. Misconduct by employees could include binding us to transactions that exceed authorized limits or present unacceptable risks, or hiding from us unauthorized or unsuccessful activities. In either case, this type of conduct could result in unknown and unmanaged risks or losses. Employee misconduct could also involve the improper use of confidential information, which could result in regulatory sanctions and serious harm to our reputation. It is not always possible to deter employee misconduct, and the precautions we take to prevent and detect this activity may not be effective in all cases.

     Despite our efforts, our systems as well as those of others may prove not to be Year 2000 compliant, which could significantly disrupt our business. We may realize exposure and risk if the systems on which we are dependent to conduct our operations are not Year 2000 compliant. Because we are largely dependent on our ability to conduct our operations through the Internet, any significant disruption of this computer infrastructure caused by the Year 2000 problem could significantly interfere with our business operations. Our potential areas of exposure include products purchased from third parties, computers, software, telephone systems and other equipment used internally. If our present efforts to address Year 2000 compliance issues are not successful, or if trading counterparties, financial intermediaries and vendors with whom we conduct business do not successfully address such issues, our business, operating results and financial position could be materially and adversely affected.

     Our long-term success depends on the development of the Internet as a commercial marketplace, which is uncertain. The markets for investment banking and brokerage services through the Internet are at an early stage of development and are rapidly evolving. Because the markets for our online services are new and evolving, it is difficult to predict the future growth (if any) and the future size of these markets. We cannot assure you that the markets for our online services will continue to develop or become sustainable. A substantial number of our clients have been Internet related companies. Sales of many of our services and products will depend upon the acceptance of the Internet as a widely used medium for commerce and communication. A number of factors could prevent such acceptance, including the following:

o Electronic commerce is at an early stage and buyers may be unwilling to shift their purchasing from traditional vendors to online vendors;

o The necessary network infrastructure for substantial growth in usage of the Internet may not be adequately developed;

o Increased government regulation or taxation may adversely affect the viability of electronic commerce;

o Insufficient availability of telecommunication services or changes in telecommunication services could result in slower response times or increased costs; and

o Adverse publicity and consumer concern about the security of electronic commerce transactions could discourage its acceptance and growth.

     Conducting investment-banking operations through the Internet involves a new approach to the securities business. We may have to undertake intensive marketing and sales efforts to educate prospective clients on the uses and benefits of our services and products in order to generate demand. For example, corporate issuers may be reluctant to accept our online underwriting capabilities.

     Questions related to the security of our systems and our ability to transmit confidential information over the Internet may adversely impact our business. The need to securely transmit confidential information over the
Internet has been a significant barrier to electronic commerce and communications. We are potentially vulnerable to attempts by unauthorized computer users to penetrate our network security. If successful, those individuals could misappropriate proprietary information or cause interruptions in our online services. We may be required to expend significant capital and resources to protect against the threat of such security breaches or to alleviate problems. In addition to security breaches, inadvertent transmission of computer viruses could expose us to the risk of disruption of our business, loss and possible liability. Continued concerns over the security of Internet transactions and the privacy of its users may also inhibit the growth of the Internet generally as a means of conducting commercial transactions.

     Failure of our encryption technology could compromise the confidentiality of our customer transactions and adversely affect our business. We rely upon encryption and authentication technology, including public key cryptography technology licensed from third parties, to provide the security and authentication necessary to effect secure transmission of confidential information over the Internet. Advances in computer capabilities, new discoveries in the field of cryptography or other developments could result in a compromise or breach of the procedures we use to protect customer transaction data. If any such compromise of our security occurs, our business, financial condition and operating results could be materially adversely affected.

     Shares eligible for future sale by our current stockholders may adversely affect our stock price. A substantial amount of our Common Stock, including shares issued upon the exercise of outstanding options, will eventually be available for sale in the public market. The future sale of these shares by our current stockholders may adversely affect our stock price.

     We do not anticipate paying dividends. We have never declared or paid any cash dividends on our Common Stock and do not expect to do so in the foreseeable future. We currently intend to retain any earnings to finance the expansion and development of our business. Any future payment of dividends will be made at the discretion of our Board of Directors based upon conditions then existing, including our earnings, financial condition and capital requirements as well as such economic and other conditions as our Board of Directors may deem relevant.

Item 4.
CHANGES IN THE REGISTRANT'S CERTIFYING ACCOUNTANT.

     The financial statements of Marci for the fiscal years ended May 1998 and 1997 were audited by the accounting firm of Want & Ender, New York, New York. The financial statements of FAB Securities for the years ended December 31, 1998 and 1997 are being audited by the accounting firm of Marx Lange & Gutterman, LLP Certified Public Accountants, New York, NY. The financial statements of FAB Germany for the year ended December 31, 1998 were audited by the accounting firm of Dewisa GmbH, Offenbach am Main, Germany. In connection with Transaction, the firm of Richard A. Eisner & Co., LLP, Certified Public Accountants, has been retained to audit the financial statements of FAB Global and its subsidiaries as of April 30, 1999 and our related statements of income, cash flows and shareholders equity for the fiscal year then ended. During the fiscal years set forth above, and the subsequent interim periods preceding the appointment of Richard A. Eisner & Co., LLP there have been no reportable disagreements between Marci, FAB Securities or FAB Germany and their respective auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Item 5.
OTHER EVENTS

     In connection with the Transaction, and at the request of FAB Capital and Western, FAB Global will, effective April 30, 1999, change from a 52/53-week accounting year to a fiscal year ended April 30.

Item 6.
RESIGNATIONS OF DIRECTORS.

     No director has resigned or declined to stand for re-election to the Board of Directors since the date of the last annual meeting of stockholders because of any disagreement with Marci on any matter relating to Marci's operations, policies or practices.

     As a condition of the Transaction, Ms. Fonner agreed to resign as the Company's sole director and appoint three New Directors nominated by FAB Capital and Western. FAB Capital and Western have nominated Phillip G. Cook, David W. Dube and Randy M. Strausberg to serve as New Directors of FAB Global. The proposed changes in our board of directors will not become effective and the New Directors will not assume office until 10 days after we file an Information Statement and Notice of Change in the Majority of the Board of Directors with the SEC and send copies of the Notice to our stockholders. At that time, Sally
A. Fonner will appoint the New Directors and then resign as a director of the Company. Thereafter, the New Directors will manage our business.

     Our Board does not currently have any committees. After the appointment of the New Directors, the Board intends to form an Audit Committee and a Compensation Committee. The Audit Committee will review the services provided by our independent accountants, consult with our independent accountants on audits, review certain filings with the SEC, assess need for internal auditing procedures and assess the adequacy of internal controls. The Compensation Committee will determine executive compensation and review transactions between the Company and our affiliates, including any associates of affiliates.

     Compensation of Executive Officers and Directors. Ms. Fonner has not received any cash compensation for services performed during the two years prior to the Transaction. In connection with the plan of reorganization approved by Marci's stockholders, certain persons designated by Capston received 300,000 shares of Common Stock for administrative and management services. Ms. Fonner received 96,400 of these shares of Common Stock for her personal account.

     Executive Employment Contracts. Prior to the Transaction, FAB Capital had authorized employment agreements between certain executives and key employees and the companies that were transferred to Marci in connection with the Transaction. These executives and key employees included Phillip G. Cook, Randy
M. Strausberg, David W. Dube, Judith L. Kaufman and Davis Parsons. These agreements require the executives and key employees to devote substantially all of their business time to the affairs of FAB Global and our subsidiaries, establish standards of conduct, prohibit the solicitation of our existing clients after termination, expressly affirm our rights respecting the ownership and disclosure of confidential information, provide for the acts and events that would give rise to termination of such agreements and provide express remedies for a breach of the agreement by the employee or the Company. The following table summarizes the compensation payable to executives and key employees under the terms of their respective employment agreements.

                                                       Initial                     Stock Options
Employee                 Position                      Term           Salary       Granted

Phillip G. Cook ...   Chairman/CEO              5 years   $100,000   600,000 shares (1)
Randy M. Strausberg   Chief Operating Officer   5 years   $180,000   250,000 shares (2)
David W. Dube .....   CFO/Treasurer             5 years   $180,000   175,000 shares (2)
Judith L. Kaufman .   Secretary                 5 years   $ 84,000   125,000 shares (2)
David W. Parsons ..   General Counsel           5 years   $102,000   125,000 shares (2)

(1) The stock options granted to Mr. Cook are fully vested and immediately exercisable at a price of $1 per share. These options were issued to Mr. Cook in consideration of his agreement to reduce his cash salary to $100,000 per year until January 1, 2000.
(2) The stock options granted to our other executives and key employees are exercisable at a price of $1 per share and will vest at the rate of 20% per year commencing on February 1, 2000.

     In addition, each of the executives and key employees identified above will participate, without cost, in our standard employee benefit programs, including medial/hospitalization insurance and group life insurance, as in effect from time to time.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of acquired businesses.

     As permitted by Item 7(a)(4) of Form 8-K, the audited financial statements of the acquired businesses will be filed within 60 days after the date of this Report.

(b) Pro forma financial information.

     An unaudited pro forma consolidated balance sheet of FAB Securities of America, Inc. (formerly RAS Securities Corp.) and FAB Finanz- und Anlagen-Beratung und Vermittlung GmbH as of December 31, 1998 and 1997, together with the related unaudited pro forma consolidated statements of income for the years then ended are included in this Current Report on Form 8-K. These pro forma financial statements are based on the audited historical financial statements of FAB Securities and FAB Germany and include all required intercompany adjustments.

     An unaudited pro forma consolidated balance sheet of FAB Securities of America, Inc., FAB Finanz- und Anlagen- Beratung und Vermittlung GmbH, FAB Corporate Funding, Inc., FAB Capital Markets, Inc., FAB Futures, Inc., and Momentum Capital Funding Corp. as of April 5, 1998, together with the related unaudited pro forma consolidated statements of income for the period then ended are included in this Current Report on Form 8-K.

     As permitted by Item 7(a)(4) of Form 8-K, complete pro forma financial statements of the Registrant and its recently acquired subsidiaries will be filed within 60 days after the date of this Report.

(c)  Exhibits.

   (2.1) Reorganization  Agreement,  dated April 5, 1999,  between and among the
         Registrant, FAB Capital Corporation and Western Union Leasing Ltd.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FAB GLOBAL, INC., a Georgia corporation (formerly known as Marci International Imports) April 20, 1999


By:             /s/
Phillip G. Cook, Chief Executive Officer



                                FAB GLOBAL INC.
                           CONSOLIDATED BALANCE SHEET
                                   1997-1998
             (Pro-forma audited statements of predecessor entities)

ASSETS                                                           12/31/97      12/31/98

Cash & cash equivalents ....................................   $    63,895    $    76,564
Receivables from brokers & dealers .........................     1,044,652      1,191,233
Receivables from others ....................................     1,180,656        148,220
Securities owned (at lower of cost or market) ..............     1,208,780        822,804
Real estate ................................................     1,297,727              0
             Total Current Assets ..........................     4,795,710      2,238,821

Investments ................................................             0              0
Property & equipment, net ..................................       218,638        657,842
Other assets ...............................................       129,519      3,127,699
TOTAL ASSETS ...............................................   $ 5,143,867    $ 6,024,362




LIABILITIES AND SHAREHOLDERS' EQUITY                              12/31/97       12/31/98
 Payable to brokers ........................................   $   871,309    $   969,609
 Securities held and not yet purchased (at .................        15,000              0
 market)
 Obligations under capitalized leases ......................        16,241          7,469
 Accounts payable and accrued expenses .....................     5,057,402      3,668,953

           Total Current Liabilities .......................     5,959,952      4,646,031

 Commitments and contingencies .............................             0              0
 Liabilities subordinated to claims of .....................       490,000        490,000
 general creditors

SHAREHOLDERS' EQUITY

 Common stock, no-par value, 300,000 shares ................        29,512        235,394
 at December 31, 1997 and 1998 and 12,720,000
 shares at April 5, 1999

 Preferred stock ...........................................             0        383,700
 Additional paid-in-capital ................................       803,791      1,400,147
 Retained earnings (deficit) ...............................    (2,139,387)    (1,130,910)

 Total shareholders' equity ................................    (1,306,084)       888,331


 TOTAL LIABILITIES & SHAREHOLDERS' EQUITY ..................   $ 5,143,868    $ 6,024,362




                              STATEMENT OF INCOME
                                   1997-1998
             (Pro-forma audited statements of predecessor entities)

                                                                  12/31/97     12/31/98

REVENUES
Commissions ................................................   $ 6,442,609   $ 4,765,080
Syndicate and underwriting income ..........................     2,256,436       824,555
Trading profit (loss) ......................................       115,546      (196,633)
Other ......................................................     2,093,128       937,474

TOTAL REVENUES .............................................    10,907,719     6,330,476


EXPENSES
Salaries, commissions and employee benefits ................     5,722,191     4,092,677
Clearing fees, including floor brokerage ...................       952,877       536,961
Communications .............................................       721,308       674,006
Office expenses ............................................       547,999       154,185
Regulatory fees and expenses ...............................        55,524        69,923
Interest expense ...........................................       313,258        22,881
Travel and entertainment ...................................        94,731        61,322
Occupancy and equipment rentals ............................       396,553       337,501
Professional fees ..........................................     1,119,347       159,568
State and local income taxes ...............................         4,759        97,662
Other operating expenses ...................................       561,544       209,146


TOTAL EXPENSES .............................................    10,490,091     6,415,832


NET INCOME (LOSS) ..........................................   $   417,628   $   (85,356)




                                FAB GLOBAL INC.
                                     4/5/99
                           CONSOLIDATED BALANCE SHEET
                        (Pro-forma unaudited statement)

ASSETS                                                              4/5/99
Cash & cash equivalents ....................................   $   521,604
Receivables from brokers & dealers .........................        58,558
Receivables from others ....................................       541,751
Securities owned (at lower of cost or market) ..............     7,309,605
Real estate ................................................             0

             Total Current Assets ..........................     8,431,518

Investments ................................................       872,427
Property & equipment, net ..................................       196,373
Other assets ...............................................       681,801

TOTAL ASSETS ...............................................   $10,182,119



LIABILITIES AND SHAREHOLDERS' EQUITY

 Payable to brokers ........................................   $   557,834
 Securities held and not yet purchased (at .................         6,093
 market)
 Obligations under capitalized leases ......................         5,189
 Accounts payable and accrued expenses .....................     1,188,458

           Total Current Liabilities .......................     1,757,574

 Commitments and contingencies .............................             0
 Liabilities subordinated to claims of .....................             0
 general creditors

SHAREHOLDERS' EQUITY

 Common stock,  no-par value,  300,000 shares ..............     1,021,971
 at December 31, 1997 and 1998 and 12,720,000
 shares at April 5, 1999

 Preferred stock ...........................................       508,650
 Additional paid-in-capital ................................     6,839,856
 Retained earnings (deficit) ...............................        54,070

 Total shareholders' equity ................................     8,424,547

 TOTAL LIABILITIES & SHAREHOLDERS' EQUITY ..................   $10,182,121




                              STATEMENT OF INCOME
                               Period Ended 4/5/99
                        (Pro-forma unaudited statement)


                                                                   4/5/99
REVENUES
Commissions ................................................   $3,961,190
Syndicate and underwriting income ..........................      261,869
Trading profit (loss) ......................................      250,916
Other ......................................................       80,798

TOTAL REVENUES .............................................    4,554,773


EXPENSES
Salaries, commissions and employee benefits ................    1,717,129
Clearing fees, including floor brokerage ...................      127,383
Communications .............................................      150,121
Office expenses ............................................      139,768
Regulatory fees and expenses ...............................       11,865
Interest expense ...........................................       11,430
Travel and entertainment ...................................       89,036
Occupancy and equipment rentals ............................       85,721
Professional fees ..........................................      177,960
State and local income taxes ...............................          868
Other operating expenses ...................................      711,746

TOTAL EXPENSES .............................................    3,223,027


NET INCOME (LOSS) ..........................................   $1,331,746

